UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 29, 2006

AUTO UNDERWRITERS OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

California	000-11582	94-2915849
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2670 South White Road, Suite 255 San Jose, CA		95148
(Address of principal executive offices)		(Zip Code)

(408) 270-3587
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On September 29, 2006 and October 5, 2006, Auto Underwriters of America, Inc. (the “Company”) issued and sold an aggregate of 15,000 units and 35,500 units, respectively, of the Company’s securities (the “Units”) pursuant to the fifth and sixth closings of a private placement to a limited number of accredited investors.  The Units were sold at a price of $5.00 per Unit, with each Unit consisting of two shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and one warrant to purchase one share of the Company’s common stock (the “Common Stock”), exercisable for a period of five years, at an exercise price of $5.00 per share (the “Investor Warrants”).  The offer and sale was conducted on behalf of the Company by a NASD-licensed broker-dealer who served as managing dealer (the “Managing Dealer”) and received a sales commission of 7%, an investment banking and marketing fee of 4% and a nonaccountable expense allowance of 3% of the gross proceeds of $252,500.00. As previously disclosed, the Managing Dealer also received a warrant to purchase 1,000,000 shares of the Company’s Common Stock, exercisable for a period of 5 years at $1.00 per share. The Managing Dealer will also receive (i) a cash commission of 7% of the total funds received by the Company upon exercise of the Investor Warrants, and (ii) warrants, exercisable for a period of 5 years at an exercise price of $2.50 per share, to purchase the number of shares of Common Stock of the Company equal to 7% of the total number of shares of Common Stock issued by the Company upon exercise of the Investor Warrants. The terms of the Series A Preferred, including but not limited to its rights and preferences, are set forth in the Certificate of Determination of Preferences of Series A Convertible Preferred Stock attached as Exhibit 3.2 to the Company’s Form 8-K filed under Item 5.03 on September 7, 2006 and are incorporated by reference herein.

These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the securities issued.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Underwriters of America, Inc.

Date: October 5, 2006	By: /s/ Dean Antonis
Dean Antonis
President and Treasurer